Exhibit 10.2

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT is made and is effective this 6th day of January, 1995, by and between ENDORECHERCHE, having a principal place of business at 2989, De La Promenade, Ste-Foy, Quebec G1W 2J5, Canada, hereinafter referred to as “LICENSOR”, and MYRIAD GENETICS, INC., having a principal place of business at 390 Wakara Way, Salt Lake City, Utah 84108, hereinafter referred to as “LICENSEE”.

WITNESSETH:

WHEREAS, certain genetic research for the isolation, sequencing, and identification of cancer genes is being carried out by [***] and [***] at Endorecherche;

WHEREAS, LICENSEE has certain proprietary information and biological materials concerning the BRCA2 breast cancer gene;

WHEREAS, LICENSEE is desirous of collaborating with LICENSOR and obtaining exclusive rights from LICENSOR for the commercial development, use and sale of any inventions that may result from the discovery of the BRCA2 breast cancer gene;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the parties, as follows:

1. DEFINITIONS

1.1. “LICENSED TECHNOLOGY”, as used herein, means technologies, trade secrets, know-how, information, technical data, or materials, including but not limited to that which relates to research, development, nucleic acid constructions, genes, DNA fragments, gene sequences, bacterial or yeast strains, mammalian cell lines, biological material, chemical compounds, proteins, products, formulas, substances, experimental plans, inventions, processes, formulations, techniques, methods, designs, data, drawing

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or other printed, written or electronically stored materials developed by [***] and [***] and their co-workers at Endorecherche, and which arose from the research collaboration on the BRCA2 breast cancer gene. To the extent the BRCA2 breast cancer gene is isolated, characterized, developed or sequenced under this research collaboration, LICENSED TECHNOLOGY also includes:

(a)	the human BRCA2 gene(s);

(b)	any fragment(s) of material containing a DNA sequence from the BRCA2 gene(s);

(c)	any BRCA2 protein molecules;

(d)	nucleic acid molecules and monoclonal antibodies that bind to the BRCA2 gene(s) or its DNA sequence;

(e)	any mutations or altered form of the BRCA2 gene(s);

(f)	any animal or human homologues of the BRCA2 gene(s);

(g)	any other “technologies” and/or products developed under this research collaboration required for diagnostic or therapeutic commercial applications of the BRCA2 gene.

LICENSED TECHNOLOGY further includes all uses of the BRCA2 gene(s) and its products, should they be isolated, characterized, developed or sequenced under this research collaboration, including such uses as diagnostic and therapeutic applications.

1.2. “LICENSOR’S PATENT RIGHTS”, as used herein, means patent rights to any subject matter claimed in or covered by any pending or issued U.S. and/or foreign patents and applications covering any aspects of LICENSED TECHNOLOGY; any new patents which may hereinafter be filed covering aspects of LICENSED TECHNOLOGY; any continuing applications thereof; and any patents issuing on said applications or continuing applications including reissues.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3. “LICENSED PRODUCTS”, as used herein, means any product, apparatus, kit or component part thereof, or other subject matter (a) whose manufacture, use, or sale is covered by any claim or claims included within LICENSOR’S PATENT RIGHTS; [***]

1.4. “LICENSED METHODS”, as used herein, means any method, procedure, process or other subject matter (a) whose manufacture, use, or sale is covered by any claim or claims included within LICENSOR’S PATENT RIGHTS; [***]

1.5. “...covered by...”, as used herein, means LICENSED PRODUCTS that when made, used, or sold or LICENSED METHODS that when practiced would constitute, but for the license granted to LICENSEE pursuant to this Agreement, an infringement of any claim or claims of LICENSOR’S PATENT RIGHTS.

1.6. “NET SALES”, as used herein, means the gross income received by LICENSEE—either for (a) LICENSED PRODUCTS sold, or (b) services performed using LICENSED PRODUCT or LICENSED METHOD—less the sum of the following deductions where applicable: case, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges and allowances or credits to non-affiliated third parties because of rejections or returns; and uncollectible bad debts.

2. GRANT OF LICENSE

2.1. Except as otherwise provided herein, LICENSOR hereby grants to LICENSEE an exclusive license under LICENSOR’S PATENT RIGHTS to make, have made, use, and sell LICENSED PRODUCTS and to practice the LICENSED METHODS throughout the world where LICENSOR may lawfully grant such a license.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2. Additionally, except as provided herein, LICENSOR grants to LICENSEE an exclusive license to practice [***] throughout the world where LICENSOR may lawfully grant such a license.

2.3. The license granted in Paragraph 2.1 and 2.2 above shall be exclusive from the effective date of this Agreement until the date of expiration of the last to expire of any patents included in LICENSOR’S PATENT RIGHTS.

2.4. LICENSOR retains the right to use LICENSED TECHNOLOGY for its own research and educational purposes. Once the BRCA2 gene has been isolated and sequenced, LICENSEE shall make available to LICENSOR the DNA sequences, primers, cDNAs and other information concerning the BRCA2 breast cancer gene.

2.5. Nothing in this Agreement shall preclude LICENSOR from using publicly available information to perform future research in the BRCA2 or general cancer areas.

3. SUBLICENSES

3.1. LICENSOR also grants to LICENSEE the right to issue sublicenses to third parties to make, have made, use and sell LICENSED PRODUCTS and to practice the LICENSED METHODS. These sublicenses shall include all of the rights and obligations due LICENSOR that are contained in this Agreement to the extent applicable. LICENSEE shall pay LICENSOR the royalty rate on NET SALES by such Sublicensees at the same rate that would be due to LICENSOR from NET SALES by LICENSEE, although LICENSEE is free to charge differential rates to Sublicensees.

3.2. LICENSEE shall provide LICENSOR with a copy of each sublicense issued hereunder; collect and guarantee payment of all royalties due LICENSOR from sublicensees; and summarize and deliver all reports due LICENSOR from sublicensees.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4. ROYALTIES

4.1. As consideration for this license, LICENSEE shall pay to LICENSOR an earned royalty rate on NET SALES based on the time of discovery of the BRCA2 gene as follows:

Time of BRCA2 Discovery	Royalty Rate
Discovery of BRCA2 gene within [***] of the date of this Agreement	[***]	%

Discovery of BRCA2 gene after [***] but within [***] of the date of this Agreement	[***]	%

Discovery of BRCA2 gene after [***] of the date of this Agreement	[***]	%

during any period where LICENSED PRODUCTS or LICENSED METHODS contain non-patentable proprietary LICENSED TECHNOLOGY which is not otherwise available in the public domain or are covered by a pending or issued patent which has not been abandoned, withdrawn, denied, held invalid or unenforceable in a court of competent jurisdiction. LICENSED PRODUCTS and/or LICENSED METHODS shall be considered sold when invoiced to a third party. All monies due to LICENSOR shall be payable in United States funds.

4.2. Royalties shall accrue in each country for the duration of LICENSOR’S PATENT RIGHTS in the country, or while non-patentable proprietary LICENSED TECHNOLOGY which is not otherwise available in the public domain exists.

4.3. Royalties accruing to LICENSOR shall be paid to LICENSOR within [***] following the end of the calendar quarter in which NET SALES are made.

4.4. In the event that any patent or any claim thereof included within the LICENSOR’S PATENT RIGHTS shall be denied, withdrawn or held invalid in a decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

date of such decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim not involved in such decision.

5. DUE DILIGENCE

5.1. LICENSEE, upon execution of this Agreement, shall [***] with the development, manufacture, sale and use of LICENSED PRODUCTS and/or LICENSED METHODS and shall make them readily available to the general public.

5.2. LICENSEE shall be entitled to exercise prudent and justifiable business judgment in meeting its due diligence obligations hereunder. The parties understand and agree that the due diligence obligations are subject to the LICENSEE’S [***]

6. QUARTERLY REPORTS

6.1. After the first occurrence of NET SALES, LICENSEE shall provide LICENSOR with a written report showing all sales or use made of LICENSED PRODUCTS or LICENSED METHOD during the preceding calendar quarter. If no such sales or use has been made during any reporting period, a statement to this effect shall be required. These reports shall be made no later than [***] following each calendar quarter.

6.2. LICENSEE agrees to report to LICENSOR the date of first occurrence of NET SALES in each country within [***] of its occurrence.

7. BOOKS AND RECORDS

7.1. LICENSEE shall keep books and records accurately showing all LICENSED PRODUCTS manufactured, used, or sold under the terms of this Agreement. Such books and records shall be open to inspection by representatives or agents of LICENSOR at reasonable times and after reasonable advance notice, for the purpose of verifying the accuracy of the quarterly reports and the royalties due or paid.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2. The fees and expenses of the representatives performing such an examination shall be borne by LICENSOR.

7.3. These books and records required by Paragraph 8.1 herein shall be preserved for at least [***] from the date of the royalty payment to which they pertain.

8. TERM OF RESEARCH COLLABORATION AND

LIFE OF THE AGREEMENT

8.1. The research collaboration between Endorecherche and Myriad Genetics, Inc. can be terminated by either party after the BRCA2 breast cancer gene has been isolated and sequenced by giving the other party thirty (30) days advance written notice of their intent to terminate the research collaboration. The termination of the research collaboration shall not affect the term of this Agreement or either party’s rights or obligations under this Agreement.

8.2. This Agreement shall be in full force and effect from the date first herein written and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement, or, in the case of non-patentable technology that is not available in the public domain, for fifteen (15) years, or unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of Article 9 or Article 10 of this Agreement.

9. TERMINATION BY LICENSOR

9.1. It is expressly agreed that if LICENSEE should fail to deliver to LICENSOR any statement or report when due, or fail to make any payment, whether fees or royalties, at the time that the same should be due, or if LICENSEE should violate or fail to perform any material covenant, condition, or undertaking of this Agreement on its part to be performed hereunder, then and in such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event LICENSOR may give written notice of such default to LICENSEE. If LICENSEE should fail to repair such default within One Hundred Twenty (120) Days of such notice or, in the alternative, to request Arbitration, LICENSOR shall have the right to terminate this Agreement and the license herein by written notice to LICENSEE. Upon such notice of termination, this Agreement shall automatically terminate. Such termination shall not relieve LICENSEE of its obligation to pay any royalty or license fees due or owing at the time of such termination and shall not impair any accrued right of LICENSOR, including but not limited to the recovery of any costs incurred in the enforcement of such accrued rights. LICENSEE shall pay all attorneys’ fees and court costs incurred by LICENSOR in enforcing any such obligation of LICENSEE or accrued right of LICENSOR after termination.

10. TERMINATION BY LICENSEE

10.1. LICENSEE shall have the right to terminate this Agreement or the license granted herein, in whole or as to any specified patent or claim of such patent, at any time and from time to time, by giving notice in writing to LICENSOR. Such termination shall be effective Ninety (90) Days from such notice and all LICENSEE’S rights associated therewith shall cease as of that date.

10.2. Any termination pursuant to the above paragraph shall not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind anything done by LICENSEE or any payments made or other consideration given to LICENSOR hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of LICENSOR arising under this Agreement prior to such termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11. PATENT PROSECUTION AND MAINTENANCE

11.1. LICENSEE shall [***] prosecute and maintain the United States and foreign patents and patent applications covering LICENSED TECHNOLOGY as it deems appropriate, using counsel of its choice and after due consultation with LICENSOR. LICENSEE shall provide LICENSOR with copies of all relevant documentation so that LICENSOR may be informed and apprised of the continuing prosecution and LICENSOR agrees to keep this documentation confidential. All patents will be assigned to the University of Utah.

11.2. LICENSEE agrees to pay all costs and legal fees incurred for the prosecution, maintenance and taxes for patents covering LICENSED TECHNOLOGY and incurred after the effective date of this Agreement.

11.3. Any patent costs paid by LICENSEE pursuant to this Article shall be creditable toward royalty payments due to LICENSOR for NET SALES in the country where such patent costs were incurred. However, no credit may be applied toward the minimum annual royalty payments and credits in any given reporting period may not be more than [***] of the royalty payment which otherwise would be due. Unused credit may be carried forward indefinitely until used.

12. PATENT MARKING

12.1. LICENSEE agrees to mark all LICENSED PRODUCTS made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

13. WARRANTY BY LICENSOR

13.1. LICENSOR warrants that they have the lawful right to grant this license.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2. LICENSOR makes no express or implied warranties of merchantability or fitness of LICENSED TECHNOLOGY for a particular purpose.

13.3. Nothing in this Agreement shall be construed as:

(a)	a warranty or representation by LICENSOR as to the validity or scope of any LICENSOR’S PATENT RIGHTS; or

(b)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)	an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 14; or

(d)	conferring by implication, estoppel or otherwise any license or rights under any patents of LICENSOR other than LICENSOR’S PATENT RIGHTS as defined herein.

14. INFRINGEMENT

14.1. In the event that LICENSEE shall learn of the infringement of any patent licensed under this Agreement, LICENSEE shall call LICENSOR’S attention thereto. LICENSEE shall use reasonable efforts to terminate such infringement. If LICENSEE files a lawsuit for patent infringement, LICENSOR shall also be named as a plaintiff. In the event LICENSEE fails to abate the infringing activity within [***] LICENSOR may itself file a lawsuit for patent infringement, naming LICENSEE as nominal party plaintiff.

14.2. Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit. LICENSOR at its own expense, may be represented by counsel of its choice pursuant to LICENSOR’S determination in any suit brought by LICENSEE.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.3. LICENSEE may withhold royalties payable to LICENSOR during the pendency of the suit and until said suit has been finally concluded. To the extent that LICENSEE does not recover attorney’s fees and other out-of-pocket costs as a result of such litigation, such withheld royalties may be applied to LICENSEES expenses (out-of-pocket and in-house) incurred in connection with such suit and the balance of such withheld royalties, if any, shall be paid to LICENSOR upon disposition of the suit; provided, however, that if as a result of such suit, all claims of patents included within LICENSOR’S PATENT RIGHTS under which LICENSEE is selling a LICENSED PRODUCT shall be held invalid, LICENSEE may retain the balance of such withheld royalties which pertain to such LICENSED PRODUCT until such decision shall be finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction and of higher dignity.

15. WAIVER

15.1. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

16. ASSIGNABILITY

16.1. This Agreement is binding upon and shall inure to the benefit of LICENSOR, its successors and assigns, but shall be personal to LICENSEE and assignable by LICENSEE only with the written consent of LICENSOR, which consent shall not be unreasonably withheld; provided, however, that LICENSEE, without consent, may assign or sell the same in connection with the transfer or sale of all or substantially all of its business relating to LICENSED PRODUCTS or LICENSED METHODS or in the event of merger or consolidation with another company.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17. INDEMNITY

17.1. LICENSEE agrees to indemnify, hold harmless and defend LICENSOR, its officers, employees, and agents, against any and all claims, suits, losses, damage, costs, fees and expenses resulting from or arising out of exercise of this license.

18. LATE PAYMENTS

18.1. In the event royalty payments or fees are not received by LICENSOR when due, LICENSEE shall pay to LICENSOR interest charges at the rate of [***] per annum on the total royalties or fees due for the reporting period.

19. NOTICES

19.1. Any payment, notice or other communication required or permitted to be given to either party hereto shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or on the fourth day after mailing if mailed by first-class certified mail, postage paid, to the respective address given below, or to such other address as it shall designate by written notice given to the other party as follows:

In the case of LICENSEE:

MYRIAD GENETICS, INC.

390 Wakara Way

Salt Lake City, Utah 84108

Attention: President

In the case of LICENSOR:

ENDORECHERCHE

2989, De La Promenade

Quebec G1W 2J5

Canada

Attention: [***]

Fax: (418) 651-1856

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20. FOREIGN LAWS REGISTRATION

20.1. LICENSEE agrees to register this Agreement when required by local/national law, to pay all costs and legal fees connected therewith, and to otherwise insure that the local/ national laws affecting this Agreement are fully satisfied.

20.2. LICENSEE agrees to abide by all U.S. technology export regulations.

21. GOVERNING LAWS

21.1. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah.

22. MISCELLANEOUS

22.1. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

22.2. This Agreement will not be binding upon the parties until it has been signed herein below by or on behalf of each party, in which event, it shall be effective as of the date first above written.

22.3. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

22.4. This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings either oral or written between the parties relating to the subject matter hereof.

22.5. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, both LICENSOR and LICENSEE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

MYRIAD GENETICS, INC.		ENDORECHERCHE

By	/s/ Peter D. Meldrum	By	/s/ Fernand Labrie
	(Signature)		(Signature)
Name	Peter D. Meldrum	Name	Fernand Labrie
Title	President and CEO	Title	President

Date	January 6, 1995	Date	January 23, 1995

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.